EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Media Contact: Kristopher Galvin (206) 695-7679

TULLY’S COFFEE TO HOLD SHAREHOLDERS MEETING

PROXY STATEMENT TO BE MAILED TO SHAREHOLDERS

On June 4, 2007, Tully’s Coffee Corporation (“Tully’s”) filed a definitive proxy statement with the Securities and Exchange Commission for a special meeting of Tully’s shareholders. The meeting will be held at 10:00 AM on Wednesday, June 27, 2007 at the Washington State Convention and Trade Center (7th and Pike Street, Seattle). At the meeting, shareholders will vote upon two proposed amendments to the Tully’s articles of incorporation, required in connection with the proposed underwritten public offering of Tully’s common stock:

•	A one-for-eight reverse split of the company’s common stock; and

•	Elimination of a share pricing threshold for automatic conversion of outstanding Series A shares.

A definitive proxy statement is being mailed on about June 4, 2007 to Tully’s shareholders of record as of May 10, 2007 (the record date for the meeting).

Tully’s board of directors approved the two proposed amendments and has determined that approval of these proposals is an important step in the process of preparing for the proposed public offering of Tully’s common stock.

Important Additional Information

This communication may constitute solicitation material in respect of Tully’s solicitation of proxies in connection with its special meeting of shareholders. In connection with the solicitation of proxies, Tully’s filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on June 4, 2007. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT TULLY’S AND THE SPECIAL SHAREHOLDERS MEETING. TULLY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY. Shareholders may obtain additional free copies of the proxy statement and other documents filed with the SEC by Tully’s through the website maintained by the SEC at www.sec.gov. The proxy statement and other relevant documents also may be obtained free of charge from Tully’s by contacting Investor Relations in writing at Tully’s, Investor Relations Department, 3100 Airport Way South, Seattle, WA 98134. The proxy statement is also available on Tully’s website at www.tullys.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Tully’s and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the special meeting. Information about Tully’s executive officers and directors is presented in the Tully’s Annual Report on Form 10-K.